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                                                                   Exhibit 10.24

                                                                  EXECUTION COPY


                                NOMINEE AGREEMENT

      THIS NOMINEE AGREEMENT ("AGREEMENT") dated as of the 3rd day of August, 2001, by and between ROBERT MARTIN COMPANY, LLC, a New York limited liability company ("AGENT") and 5/6 SKYLINE REALTY L.L.C., a New York limited liability company ("PRINCIPAL").

                                    RECITALS

      A. WHEREAS, pursuant to the Amended and Restated Agreement of Limited Partnership of Madeira/RMC L.P., dated as of September 1, 1984 (as amended, the "PARTNERSHIP AGREEMENT"), Agent, Madeira Management Company, Inc. ("MMCI") and Merlot Management Company, Inc. ("MMI" and, together with MMCI, "MASSERY") continued the existence of a limited partnership under the laws of the State of New York under the name of Madeira-RMC L.P. (the "PARTNERSHIP") for the purpose, among others, of owning and developing the real property located in the Town of Mount Pleasant, County of Westchester, and State of New York, commonly known as 5 and 6 Skyline Drive in Mid-Westchester Executive Park and more particularly described on EXHIBIT "A" annexed hereto and made a part hereof (the "PROPERTY").

      B. WHEREAS, in accordance with the terms of the Partnership Agreement, Massery has offered to purchase and acquire from Agent all of Agent's right, title and interest in and to the Partnership (collectively, the "AGENT'S INTEREST") and Agent has exercised its right to cause Massery to sell, assign, transfer and convey to Agent all of Massery's right, title and interest in and to the Partnership (collectively, the "MASSERY Interest");

      C. WHEREAS, Principal wants to acquire the Property to facilitate a "like-kind" exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the "CODE"), subject to the express condition that Principal is able to acquire the Massery Interest (in the manner described below) and the Agent's Interest in simultaneous closings;

      D. WHEREAS, Agent neither wishes nor intends to acquire the Massery Interest for its own account but has agreed to act as Principal's agent in acquiring the Massery Interest by serving as Principal's nominee for the sole and limited purpose of acquiring legal title to the Massery Interest for the sole and absolute benefit of Principal;

      E. WHEREAS, pursuant to the terms of the Partnership Agreement, Massery has agreed to sell, assign, transfer and convey to Agent, and Agent has agreed in accordance with this Nominee Agreement to purchase and acquire from Massery on behalf of Principal (who is solely responsible for funding the acquisition of the Massery Interest), title to the Massery Interest (the "MASSERY SALE"); and

      F. WHEREAS, pursuant to a Purchase and Sale Agreement between Agent and Principal, dated August 3, 2001, Agent has agreed to sell its Agent's Interest and any and all rights therein to Principal and Principal has agreed to purchase such Interest, subject to the express condition that Principal is able to acquire the Massery Interest and the Agent's Interest in

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simultaneous closing.

      NOW, THEREFORE, it is hereby agreed as follows:

      1. Principal hereby appoints Agent to act as Principal's nominee for the sole purpose of taking and holding legal title to the Massery Interest in Agent's name for Principal's sole and absolute benefit, and Agent hereby accepts such appointment and agrees to perform such duties for and on behalf of Principal as are set forth in this Agreement. Agent acknowledges that Agent will be acquiring the Massery Interest solely as nominee for and on behalf of Principal. Principal shall have and at all times shall continue to have all benefits, rights, privileges and liabilities accruing with respect to such Massery Interest. Agent shall not at any time have any rights, benefits or burdens of an owner of the Massery Interest (or any interest therein) or any power to deal with such Massery Interest except as provided in Paragraph 2 below. Agent shall not have any obligation to provide any portion of the purchase price and other closing costs of the Massery Sale which shall remain the sole responsibility of Principal, and it is agreed and understood that Principal shall timely provide and make available to Agent all funds necessary to enable Agent to complete the closing of the Massery Sale.

      2. Agent shall have no discretionary authority to act for or on behalf of Principal. Agent shall not do or suffer to be done any act or omission with respect to the Property or the Massery Interest, but shall perform only such acts as may be specifically requested by Principal in writing, including, without limitation, the following:

              (a) Upon delivery of written instructions from Principal, Agent shall immediately cause the Massery Interest and any interest related thereto to be transferred and assigned to Principal or to such other person, persons or entities as Principal may, in Principal's sole discretion, designate.

              (b) Any and all notices, statements and communications received by Agent as owner or with respect to the Massery Interest shall be promptly given to Principal.

              (c) If Agent shall receive any funds and/or any contracts and documents executed in connection or accordance herewith with respect to the Massery Interest or the Property, Agent shall disburse such funds in accordance with the directions of Principal, either directly to Principal or to such persons, firms and/or entities as Principal may, in Principal's sole discretion, designate. Agent shall account to Principal for all funds so received by Agent on behalf of Principal in such reasonable manner as Principal may from time to time require.

              (d) If Principal desires to use the Property in a "like-kind" exchange transaction pursuant to section 1031 of the Code, Agent shall cooperate with and assist Principal in all reasonable respects in order to insure that the exchange so qualifies as a "like-kind" exchange under section 1031 of the Code and the Treasury Regulations promulgated, or to be promulgated, thereunder, provided that such cooperation and assistance does not require Agent to take any action which would, in Agent's opinion, involve Agent in any liability unless Agent shall have first been indemnified to its satisfaction.


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      3. Without the express written consent of Principal, Agent hereby covenants not to disclose this Agreement or any of the terms, conditions or other facts contained herein (other than the professionals involved in the transaction herein contemplated or any party otherwise involved in the respective businesses of either party hereto), or to issue any press release or public statement related to the transaction contemplated by this Agreement, unless required to do so by applicable law or court order, PROVIDED, HOWEVER, if Principal issues any such press release or public statement other than one which Principal is required to issue or make by court order or applicable law (including all rules and regulations of the Securities Exchange Commission or any public stock or securities exchange), then Agent shall be allowed to issue a similar press release or public statement which shall be limited to such facts and information as are set forth in Principal's press release or public statement.

      4. The authority and duties of Agent hereunder shall not be delegated or assigned by Agent except at the written direction or with the prior written consent of Principal.

      5. Insofar as third persons dealing with Agent are concerned, Agent is only to act as the agent and nominee of Principal and, as such, the following provisions shall govern:

              (a) Agent, solely in its capacity as agent and nominee for Principal (and solely with respect to third parties unless done pursuant to Principal's written instructions or request) shall have full right, power and authority to deal with the Massery Interest held by Agent hereunder, with the same force and effect as though such Massery Interest were individually owned by it; and, without limiting the generality of the foregoing; including full right to execute and deliver any assignment or transfer relating to the Massery Interest or any other any other instrument relating thereto.

              (b) Any and all of the foregoing instruments executed by Agent may create obligations extending over periods of time, including periods extending beyond the date of any possible termination of this Agreement;

              (c) No third party dealing with Agent shall be under any obligation to inquire as to the propriety of any action or omission by Agent, and such third party shall be conclusively protected in assuming without further inquiry that any action taken by Agent, or any officer or employee of it acting individually, including the execution of any instrument, is a valid and duly authorized act of Agent as nominee and agent of Principal; and

              (d) Any member of Agent shall have full authority to execute any and all instruments or take any and all other action which Agent is authorized and empowered so to do by the terms of this Agreement.

      6. As between Agent on the one hand, and Principal on the other, it is understood and agreed that Principal shall have full and exclusive power to manage, own and deal with the Massery Interest including, without limitation, supervising, directing and controlling any litigation, or the sale of the Massery Interest or otherwise, assigning, conveying or disposing of the Massery Interest. It is further understood and agreed that Agent shall act solely as the agent


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and nominee of Principal with respect to the Massery Interest and as such, when, as, if and to the extent specifically directed by Principal shall :

              (a) Execute any instruments, including without limitation, governmental filings, as Agent may from time to time be specifically directed by Principal in writing;

              (b) Take any such action with respect to the Massery Interest as may from time to time be specifically directed by Principal in writing;

              (c) Do any such other things as Agent may be specifically directed to do by the terms of this Agreement; EXCEPT THAT Agent shall not be required to take any action which would, in the opinion of Agent, involve Agent in any liability unless Agent shall have first been indemnified to its satisfaction; and

              (d) Execute only such instruments and take only such action as shall have been authorized and directed by Principal in writing.

The provisions of this Paragraph 6 shall be applicable only as between Agent on the one hand, and Principal on the other; but the limitations set forth in this Paragraph 6 shall in no way limit the rights of third parties against the Principal, or with respect to the Property for any actions taken by the Agent pursuant to Paragraph 5 above.

      7. This Agreement shall be terminated at any time by Principal, by notice in writing to Agent, signed and fully acknowledged, or, in all events, upon conveyance by Agent of the Massery Interest or the Property to Principal or Principal's designee. If the Massery Interest has not been transferred and conveyed to Principal at the time of termination of this Agreement, Agent shall transfer and convey title to the Massery Interest (or the Property) to Principal at such time.

      8. This Agreement may be amended from time to time by an instrument in writing, signed by all parties.

      9. Agent shall not be liable for any error of judgment, nor for any loss arising out of any act or omission in good faith, but shall be responsible only for its own willful breach of the provisions hereof. Principal shall be liable for all debt and liabilities arising out of or occurring in connection with the Massery Interest to the same extent and subject to the same limitations, contractual or otherwise, as if the Principal were the record owner of the Massery Interest

      10. In the construction hereof, whether or not so expressed, words used in the singular or in the plural, respectively, include both the plural and singular, words denoting males include females and words denoting persons include individuals, firms, associations, companies, trusts and corporations, unless a contrary intention is to be inferred from or required by the subject matter or context.

      11. This Agreement may not be assigned by Agent or Principal; PROVIDED, HOWEVER, that Principal may assign this Agreement to any directly or indirectly wholly-owned subsidiary


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or subsidiaries of Principal, any "qualified intermediary" (as such term is defined in Treasury Regulation section 1.1031(k)-1(g)(iii)), any "exchange accommodation titleholder" (as such term is defined in Revenue Procedure 2000-37, 2000-40-IRB) or any other accommodation or other party in connection with facilitating a "like-kind" exchange under section 1031 of the Code (any such permitted assignees, a "PERMITTED ASSIGNEE"). Any other assignment or attempted assignment of this Agreement by Principal or Seller shall constitute a default by such party hereunder and shall be deemed null and void and of no force and effect.

      12. All the trusts, powers and provisions herein contained shall take effect and be construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

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                                                                  EXECUTION COPY


      WITNESS the execution hereof, under seal, in any number of counterpart copies, each of which counterpart copy shall be deemed an original for all purposes, as of the day first written above.

                                 ROBERT MARTIN COMPANY, LLC, a New York limited liability company


                                 By: /s/ Robert F. Weinberg
                                     --------------------------
                                 Name:    Robert F. Weinberg
                                 Title:   Manager



                                 5/6 SKYLINE REALTY L.L.C., a New York limited liability company

                                 By:   Mack-Cali Realty, L.P., a Delaware
                                       limited partnership, its sole member

                                       By:  Mack-Cali Realty Corporation,
                                            a Delaware corporation, its
                                            general partner


                                       By:  /s/  Roger W. Thomas
                                            -----------------------
                                            Roger W. Thomas,
                                            Executive Vice President